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                                                                 EXHIBIT 23.8


                        CONSENT OF ALLEN C. EWING & CO.

     We consent to the inclusion of our opinion dated May 15, 1998, as reconfirmed on July 6, 1998, in the Registration Statement on Form S-4 of F.N.B. Corporation and in the Proxy Statement-Prospectus contained therein, and to the use of our name under the caption "Experts" and the description of our analysis supporting our opinion under "Opinion of Citizens' Financial Advisor."

Allen C. Ewing & Co.


By: /s/ Benjamin C. Bishop, Jr.
    ---------------------------
    Benjamin C. Bishop, Jr.
    President

July 7, 1998